Exhibit 32.1

CERTIFICATION PURSUANT TO

18 USC. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Vantage Drilling International (the “Company”) for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “ Report “), I, Douglas G. Smith, Principal Executive, Financial and Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 29, 2016

/s/ DOUGLAS G. SMITH
Douglas G. Smith Principal Executive, Financial and Accounting Officer